FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                 CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):December __, 2002 (December 13,
2002)

                              Level 8 Systems, Inc.
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             (Exact name of registrant as specified in its charter)


        Delaware                      000-26392                11-2920559
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(State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                File Number)            Identification No.)


8000 Regency Parkway, Cary, North Carolina                             27511
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code      (919) 380-5000
                                                  ------------------------------


                                 Not Applicable
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         (Former name or former address, if changed since last report.)




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Item 2. Acquisition or Disposition of Assets

     On December 13, 2002, Level 8 Systems, Inc. (the "Company") and its wholly-owned subsidiary Level 8 Technologies, Inc. (the "Subsidiary"), consummated a transaction pursuant to an Asset Purchase Agreement by and among the Company, the Subsidiary and EMSoftware Solutions, Inc., a Virginia corporation (the "Purchaser") dated as of December 13, 2002, providing for the sale of the Company's Geneva Enterprise Integrator, Geneva Business Process Automator, Generva J and related assets to the Buyer. Under the terms of the Asset Purchase Agreement, the Buyer has acquired substantially all of the assets associated with the Geneva Enterprise Integrator, Business Process Automator and Geneva J software products from the Subsidiary for an aggregate purchase price of approximately $1.6 million.

     The purchase price consisted of $276,199 paid in cash at the closing on December 13, 2002, $744,000 to be paid by the Purchaser within sixty days pursuant to a short-term secured promissory note from the Purchaser and $617,169 to be paid over five years pursuant to a long-term promissory note. The purchase price was based on the value attributed to the assets by the Purchaser. The Company retained a valuation firm to render a fairness opinion to the effect that the aggregate consideration received by the Company was fair from a financial point of view. The Purchaser had no material relationship with either the Company or the Subsidiary.





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Item 7.      Financial Statements and Exhibits

     (b)  Pro forma financial information.

          Pro forma financial statements are attached hereto as Exhibit 99.1.

     (c) Exhibits.

          2.1 Asset Purchase Agreement, dated as of December 13, 2002, by and among Level 8 Systems, Inc., Level 8 Technologies, Inc. and EMSoftware Solutions, Inc. (exhibits and schedules omitted but will be furnished supplementally to the Securities and Exchange Commission upon request).

          99.1 Pro Forma Financial Statements.






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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December __, 2002                        LEVEL 8 SYSTEMS, INC.



                                          By:
                                          --------------------------------------
                                          John P. Broderick
                                          Chief Financial and Operating Officer,
                                          Corporate Secretary















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                                  EXHIBIT INDEX


     No.  Description

     2.1 Asset Purchase Agreement, dated as of December 13, 2002, by and among Level 8 Systems, Inc., Level 8 Technologies, Inc. and EMSoftware Solutions, Inc. (exhibits and schedules omitted but will be furnished supplementally to the Securities and Exchange Commission upon request).

     99.1 Pro Forma Financial Statements.





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                                                                    Exhibit 2.1

                                                                  Execution Copy

                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT effective as of the 13th day of December 2002, among Level 8 Systems, Inc., a Delaware corporation ("Level 8"), Level 8 Technologies, Inc., a Delaware corporation and wholly owned subsidiary of Level 8 (the "Subsidiary" and, together with Level 8, the "Sellers") and EMSoftware Solutions, Inc., a Virginia corporation (the "Purchaser").

                                   WITNESSETH

WHEREAS, Sellers own GENEVA, a computer software product set (the "GENEVA Assets"), certain contracts associated with maintenance and royalties pertaining to the GENEVA Assets (the "Geneva Contracts") and such other assets as are specified herein (the "Other Assets"); and

WHEREAS, Purchaser is a software integrator / reseller to both government and commercial customers; and

WHEREAS, Sellers, desire to sell, convey, transfer, assign and deliver to the Purchaser all GENEVA Assets, Geneva Contracts and Other Assets and Purchaser desires to acquire same assets from Sellers and assume certain liabilities of the Seller as provided herein.

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants and agreements set forth herein, the parties hereby agree as follows:

1. PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES; RELATED AGREEMENTS.

1.1 Assets to be Purchased by Purchaser. Upon the terms and conditions of this Agreement, Sellers shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from Sellers, all of Sellers' right, title and interest, free and clear of all liens except those liens and encumbrances set forth in 4.1(a), in and to the following:

     (a) GENEVA Assets as set forth in Schedule 1which details all assets and business of Sellers and any subsidiaries of Sellers, as applicable, that derive or arise from the products formerly owned by Template (currently named Geneva Enterprise Integrator and Geneva Business Process Automator or EI/BPA) and the work product known as Geneva/J (collectively, the "Geneva Products"), which specifically includes for the Geneva Products the following:

          (i) all computer software (including source code and object code), data, databases, code segments, algorithms, objects, routines, templates and documentation (collectively, "Software Properties") regardless of form, medium or embodiment and whether an original or copy that relates to the Geneva Products;


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          (ii) the rights pursuant to all warranties made by third parties to the extent such warranties relate to the Geneva Products;

          (iii) the internet domain name(s) www.kc.level8.com to the maximum extent of Sellers interest in such name; www.template.com and www.templatesoftware.com.

          (iv) all claims and rights to royalties, damages and payments under (along with the right to sue for infringement) with respect to the Geneva Products;

          (v) all goodwill symbolized by the Geneva Products and connected therewith throughout the world;

          (vi) All Seller owned Intellectual Property rights applicable or related to the Geneva Products ("Transferred Intellectual Property").


     For the purposes of this agreement, "Intellectual Property" shall mean, collectively, all: (i) United States or foreign patents, patent applications, patent disclosures, and all renewals, reissues, divisions, continuations, extensions or continuations-in-part thereof, and all discoveries which may be patentable (collectively, "Patent Properties"); (ii) common law and registered trademarks, service marks, trade dress, trade names and registrations, and applications for registration thereof, but excluding each of the preceding with regard to the corporate and business name of Sellers (collectively, "Trademark Properties"); (iii) copyrights (registered or unregistered), registrations and applications for registration thereof, including all renewals, derivative works, enhancements, modifications, updates, new releases or other revisions thereof, and all works of authorship (collectively, "Copyright Properties");and (iv) trade secrets and Sellers' confidential information, including, but not limited to, ideas, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), know how, production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans to the extent such are separately identifiable and not integrated within other books and records of the Sellers, and customer and supplies lists and information ("Trade Secrets").

     (b) all maintenance and royalty contracts pertaining to the Geneva Assets ("Geneva Contracts") as set forth in Schedule 2.

     (c) and to the extent that Sellers have the right to do so, all other contracts, computers, furniture and other tangible and intangible personal property ("Other Assets") as set forth in Schedule 3 including the right to receive payments on the accounts receivable set forth therein.

     The Geneva Assets, the Geneva Contracts and the Other Assets as are referred to herein shall be known collectively as the "Acquired Assets".

1.2 Assumption of Liabilities. Upon the terms and conditions of this Agreement, at the Closing, Purchaser shall assume and become responsible for Geneva liabilities as set forth in Schedule 4 (the "Geneva Liabilities").

1.3 Purchase Price. In consideration for the purchase and sale of the Acquired Assets, Purchaser shall pay Level 8 the final adjusted purchase price of $1,637,368 (the "Purchase Price"). $276,199 of the Purchase Price shall be paid in cash, by wire transfer, or other immediately available funds at Closing. The remainder of the Purchase Price, $1,361,169, shall be evidenced by each of (i) a Promissory Note made by Purchaser in a principal amount of $617,169, payable to


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Level 8 and delivered to Level 8 at Closing, in the form attached as Schedule 5
(the "Long-Term Note") and (ii) a Secured Promissory Note made by Purchaser in a principal amount of $744,000, payable to Level 8 and delivered to Level 8 at the Closing, in the form attached as Schedule 10 (the "Short-Term Note") and secured pursuant to a Security Agreement, in the form attached as Schedule 11 (the "Security Agreement").

1.4 Effect Prior to Novations. Purchaser shall be entitled to all revenues and be obligated for all expenses and liabilities on the Acquired Assets after the Effective Time, regardless of the timing of any novations or assignments by customers.

2.  INSPECTION AND ACCESS

2.1 Due Diligence. Purchaser shall perform due diligence prior to agreeing to purchase the Acquired Assets. Prior to Closing, the parties recognize that there will be an abbreviated due diligence process conducted. At and prior to Closing and upon reasonable prior notice and during normal business hours, Seller shall grant to Purchaser and its agents, employees and designees full and complete access to the books and records, customers (past and presents), customer agreements (past and presents) and correspondence relating thereto, and personnel of Seller concerning the Acquired Assets. Seller shall also provide Purchaser with a list of all patents and trademarks including registration numbers and serial numbers. Seller shall also provide all documents and agreements related to the sale of licenses relating to the Acquired Assets and other assets to AMDOCS.

3.  CLOSING

3.1 Time and Place of Closing. The closing of the purchase and sale of the Acquired Assets (the "Closing") shall be held at 10:00 a.m. local time, on December __, 2002, at the offices of Level 8, or at such other time, date or place as may be agreed upon by the parties in writing (the "Closing Date"). The effective time of Closing shall be 12:01 a.m. local time on October 1, 2002 (the "Effective Time").

3.2 Deliveries at Closing. At the Closing, Sellers and Purchaser shall deliver the following items to each other in a form satisfactory to each other:

     (a) Conveyance Documents. At the Closing, Sellers shall effect such sale, conveyance, transfer and assignment by delivery by Sellers to Purchaser a Bill of Sale and Assignment Agreement, substantially in the form of attached Schedule 6, duly executed as shall be necessary to vest Purchaser good and marketable title to the Acquired Assets free and clear of all liens and encumbrances, and the assignments of intellectual property substantially in the form of the agreements attached Schedule 7 assigning the Trademark Properties and the Copyright Properties to Purchaser.

     (b) Acquired Assets. Sellers shall deliver all physical and electronic versions of the Acquired Assets to Purchaser.


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     (c)  Payment. At Closing, Purchaser shall deliver to Sellers the Purchase
          Price.

     (d) Assumption Documents. At Closing, Purchaser shall execute and deliver to Sellers an Assignment and Assumption Agreement, substantially in the form of Schedule 8, as shall be necessary to evidence the assignment and assumption by Purchaser of the Geneva Liabilities.

     (e) Officer's Certificate of Sellers. At Closing, the Sellers shall deliver to the Purchaser an Officer's Certificate dated as of the Closing Date and signed by an officer of each of the Sellers confirming the accuracy of the Sellers' representations and warranties as of the Closing Date.

     (f) Officers Certificate of Purchaser. At Closing, the Purchaser shall deliver to the Sellers an Officer's Certificate dated as of the Closing Date and signed by an officer of the Purchaser confirming the accuracy of the Purchaser's representations and warranties as of the Closing Date.

4. REPRESENTATIONS, WARRANTIES, AND COVENANTS; EXCEPTIONS TO PURCHASER'S
LIABILITY

4.1 Sellers' Representations and Warranties. Except as set forth in the disclosure schedules, Sellers represent and warrant that:

     (a) There are no liens or encumbrances on the Acquired Assets, and Sellers have good and marketable title thereto, and all taxes due by Seller have been paid thereon at or prior to Closing.

     (b) Sellers do not know, and have no reasonable basis to know, of any reason that the Acquired Assets cannot continue to be used to operate a business relating to the Acquired Assets as operated by Sellers prior to the Closing.

     (c) Sellers are duly organized, validly existing, and in good standing under the laws of the State of Delaware, and have the corporate power to own their respective property and conduct their business in the manner in which such business is now being conducted.

     (d) By Closing, Sellers shall have taken all necessary actions required by law or contract to execute, deliver and perform all its obligations that are necessary to Close this Agreement, including obtaining the consent of Liraz Systems Ltd. to the sale and assignment of assets contemplated by this Agreement.

     (e) The execution, delivery, or performance of this Agreement will not breach any contract or statute, rule, or regulation of any state or local governmental authority or conflict with, violate or constitute a default under or breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or state or local governmental authority to which Sellers are subject or are bound so as to inhibit Purchaser from receiving all of Seller's rights to the Geneva Products.

     (f) All of Sellers' representations and warranties herein shall be true as of Closing and shall survive Closing for a period that ends as of the later of (i) one year from the date of Closing and (ii) the maturity date of the Note.


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

     (g) Intellectual Property: Sellers (i) solely and validly own, or (ii) are a valid licensee of, or (iii) otherwise validly possesses, legally enforceable rights or licenses (or sublicenses, as applicable), to the Transferred Intellectual Property. The execution and delivery of this Agreement by the Sellers, and the consummation of the transactions contemplated hereby, will neither cause the Purchaser to be in violation or default under any license, sublicense or agreement being transferred or assigned by Sellers, nor entitle any other party to any such license, sublicense or agreement to any claim to, or any right or option to purchase, any portion of the Transferred Intellectual Property, or to terminate or modify such license, sublicense or agreement. Except as set forth in this Agreement, Sellers are, as applicable, the sole and exclusive owners of, with all right, title and interest in and to the Transferred Intellectual Property and are not contractually obligated to pay any compensation to any third party to use such in the conduct of the Geneva business that it has operated. All registered or otherwise perfected Trademark Properties, and Copyright Properties included as part of the Transferred Intellectual Property are valid and subsisting. To the knowledge of Sellers, no claims with respect to the Transferred Intellectual Property have been asserted or are threatened by any person, nor are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing, or use of any of the Geneva Products infringes on any Intellectual Property of any third party,
          (ii) against the use by either of the Sellers of any Transferred Intellectual Property, or (iii) challenging the ownership by either of the Sellers of, or the validity or effectiveness of, any of the Transferred Intellectual Property. To the knowledge of Sellers, the loss, expiration, or abandonment of any Transferred Intellectual Property right is not threatened, pending or reasonably foreseeable. To the knowledge of Sellers, there is no material unauthorized use, infringement or misappropriation of any of the Transferred Intellectual Property rights by any third party, including any employee or former employee of either of the Sellers, and no Transferred Intellectual Property is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Seller. To the knowledge of Sellers, the Trade Secrets and other confidential information of the Sellers are not part of the public knowledge or literature, and have not been used, divulged or appropriated either for the benefit of any third party or to the detriment of the Sellers. To the knowledge of Sellers, no claim has been made or threatened against Seller with regard to a breach of warranty under licenses, sublicenses and other agreements being transferred hereunder with respect to the Transferred Intellectual Property.

     (h) This Agreement and its related documents when executed and delivered at the Closing shall constitute valid and binding obligations of Sellers enforceable against Sellers in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principals of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and Sellers have full power and authority to perform this Agreement.

     (i) Neither of the Sellers intend to hinder, delay or defraud any creditor in anticipation of seeking relief under the Bankruptcy Code.

     (j) With regard to the license and sale of certain rights and assets to Amdocs Software Systems Limited ("Amdocs") by Sellers pursuant to an Asset Purchase Agreement among Amdocs, Sellers and Template Technologies, Inc. and License Agreement among Amdocs and Sellers, both dated May 16, 2002, and the ancillary documents associated therewith (collectively, the "Amdocs License"):


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     1.   Sellers have granted to Amdocs Software Systems Limited ("Amdocs") a non-exclusive license limited to:

     (a) (i) use, modify, enhance, reproduce, demonstrate, execute, perform and create derivative works of the Geneva EI/BPA software (in object and source code form) and related documentation; (ii) market, distribute, sublicense and otherwise transfer the object code version of Geneva EI/BPA as integrated with OMS; and (iii) sublicense, provide and deliver the source code version of Geneva EI/BPA to OMS licensees solely for their internal use in maintaining and enhancing Geneva Classic as integrated with OMS.

     (b) use, modify, enhance, reproduce, demonstrate, execute, perform and create derivative works of the Geneva J software (in object and source code form) and related documentation with; (ii) market, distribute, sublicense and otherwise transfer the object code version of Geneva J as integrated with an Amdocs Application; and (iii) provide and deliver the source code version of Geneva J to Amdocs licensees that have licensed an Amdocs Application solely for their internal use in maintaining and enhancing Geneva J as integrated with an Amdocs application. An Amdocs Application is defined as any application distributed by Amdocs with which the Geneva/J Product is integrated, which application represents a significant functional and value enhancement to Geneva/J such that the primary reason for a customer to license such Amdocs Application is other than the right to receive Geneva/J.

     2. Sellers have granted to Amdocs additional license rights regarding Geneva Classic and Geneva J; provided however that (a) Amdocs has agreed to forebear from exercising these license rights until November 16, 2002 (which date may be extended by Sellers until May 16, 2003 by Sellers giving written notice to Amdocs prior to November 16, 2002); and (b) these additional license grants shall terminate upon Closing if Closing occurs prior to November 16, 2002.

     3. Sellers have no knowledge of any breach by Amdocs of any term, covenant or condition of the Amdocs License; the Amdocs License is enforceable against Amdocs pursuant to its terms and there are no known claims, setoffs, claims of recoupment, or defenses available to any party to the Amdocs License which would limit enforceability thereof.

     (k) Except for the Amdocs License and those licenses granted in the normal course of business, Sellers have not licensed the use of all or any part of the Acquired Assets to any individual or entity.

     (l) Sellers have no patents issued, pending or applied for that relate to the Geneva Products.


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     (m) To Sellers' knowledge, the Geneva Contracts are fully assignable to
Purchaser.

     (n) To Sellers' knowledge and except as previously disclosed to Purchaser in writing, no payments were received by Sellers on any of the accounts receivable listed in Schedule 3 since the Effective Date and the Geneva Liabilities remain as set forth in Schedule 4.


4.2 Purchaser's Representations and Warranties. Purchaser represents and warrants that:

     (a) Purchaser is duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia, and has the corporate power to own its property and conduct its business in the manner in which such business is now being conducted.

     (b) This Agreement and its related documents when executed and delivered at the Closing will constitute valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and Purchaser has full power and authority to perform this Agreement.

     (c) By Closing, Purchaser will have taken all necessary actions required by law or contract to execute, deliver and perform this Agreement.

     (d) The execution, delivery, or performance of this Agreement will not breach any contract, statute, rule, or regulation of any state or local governmental authority or conflict with, violate or constitute a default under or breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or state or local governmental authority to which Purchaser is subject or is bound.

     (e) The parties agree that the representations and warranties of Purchaser shall survive Closing for a period that ends as of the later of (i) one year from the date of Closing and (ii) the receipt by Sellers of payment in full of the Purchase Price and Note.

5.  INDEMNIFICATION

5.1 Purchaser Indemnification. Sellers will indemnify and hold Purchaser harmless from and against any and all claims, losses, damages, liabilities, judgments, suits, and expenses (including but not limited to reasonable legal fees and actual litigation expenses), and other costs, including any of the foregoing incurred in settlement of any litigation (collectively "Losses"), commenced or threatened, arising in any manner out of or in relation to the breach or nonperformance of any provision of this Agreement or the Amdocs License by Sellers; provided, however, that Purchaser will forbear seeking indemnification from Sellers until such time that any Losses, either individually or in the aggregate, exceed, or would be reasonably expected to exceed, $20,000 (exclusive of expected or actual legal fees and actual litigation expenses).



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5.2 Sellers Indemnification. Purchaser will indemnify and hold each of the
Sellers and their affiliates harmless from and against any and all Losses commenced or threatened, arising in any manner out of or in relation to the breach or nonperformance of any provision of this Agreement by Purchaser; provided, however, that except with regard to collecting the full amount due for the Purchase Price and Note, Sellers will forbear seeking indemnification from Purchaser until such time that any Losses, either individually or in the aggregate, exceed, or would be reasonably expected to exceed, $20,000 (exclusive of expected or actual legal fees and actual litigation expenses).

6.  EMPLOYEES

At its sole discretion, Purchaser may offer employment to Sellers' employees currently engaged in work associated with GENEVA product set maintenance and development (set forth in Schedule 9) on such terms and conditions acceptable to Purchaser. Offer letters may be provided directly to such employees following Closing. Affected employees are listed in Schedule 9.

7.  COSTS, EXPENSES, AND MISCELLANEOUS

7.1 Costs and Expenses. Except as provided herein, each party shall be responsible for its own expenses in connection with all matters relating to this Agreement, including, but not limited to, its own legal, accounting, investment banking, and other advisory fees.

7.2 Sales and Personal Property Taxes. Any and all sales, use or personal property tax assessed, measured or payable with respect to the Acquired Assets up to the Effective Time shall be the sole responsibility of, and shall be paid in full by, Sellers. Any and all sales, use or personal property taxes assessed, measured or payable with respect to the Acquired Assets from and after the Effective Time shall be the sole responsibility of, and shall be paid in full by, Purchaser.

7.3 Taxes and Expenses. Each of Sellers and Purchaser shall be responsible for and shall pay all of its own respective transfer taxes, gross receipts, sales or use taxes, license and registration fees and expenses, if any, and all other taxes, fees or other charges of any governmental authority required to be paid (regardless of who has the obligation to collect such tax, fee or charge) as a result of the sale, assignment, conveyance and delivery of the Acquired Assets and the transactions contemplated by this Agreement.

7.4 Applicable Law. This Agreement shall be governed and construed and interpreted in accordance with the internal substantive laws of the Commonwealth of Virginia without reference to its conflict of laws principles.

EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION AS PROVIDED BELOW, AND HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF, ANY CLAIM, DEMAND, PROCEEDING ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR ANY


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OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION
HEREWITH, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT TO JURISDICTION AND THE WAIVER OF THE RIGHT TO TRIAL BY JURY. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE WITHIN CONSENT AND WAIVER ARE MATERIAL INDUCEMENTS FOR THIS AGREEMENT.

Jurisdiction for any action under this Agreement shall be in the U.S. District Court for the Eastern District of Virginia, Alexandria Division; provided however, that if subject matter jurisdiction cannot be obtained in such court, jurisdiction shall be in the Circuit Court for Arlington County, Virginia.

7.5 Entire Agreement; Assignment. This Agreement and all other documents executed at the Closing constitute the entire agreement among the parties hereto and supersede and cancel any prior agreements, representations, warranties or communications, whether oral or written, among the parties relating to the transactions contemplated hereby or the subject matter hereof. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, this Agreement and the parties' rights and obligations under this Agreement, shall not be assigned by a party to another person without the prior written consent of the other party.

7.6 Amendment. This Agreement cannot be amended or terminated orally, but only by a writing duly executed by the parties.

7.7 Interpretation. If part of this Agreement is held to be invalid or unenforceable, the valid and enforceable provisions will continue to be binding. All parties will execute and deliver appropriate documents and otherwise exert their best efforts at all times in good faith to accomplish the objectives and provisions set forth in this Agreement. No waiver of a breach or default will be deemed a waiver of any subsequent breach or default. Unless expressly provided otherwise herein, the remedies in this Agreement are cumulative, and do not limit any remedy any party will otherwise have. This Agreement and any exhibits hereto will be construed without the aid of any canon or rule of law requiring interpretation against the party drafting or causing the drafting of an agreement or the portions of an agreement in question. All Exhibits and Schedules hereto are incorporated by reference herein.

7.8 Further Assurances. Sellers from time to time after the Closing, at Purchaser's request, shall execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer, and shall take such other actions and execute and deliver such other documents, certifications and further assurances, as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession and/or


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

title of, the Acquired Assets. Each of the parties hereto will cooperate with the other and execute and deliver to the other party hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

7.9 Post Closing Cooperation. From and after the Closing Sellers shall: (i) promptly refer all inquiries with respect to the Acquired Assets to Purchaser; and (ii) promptly forward all phone calls, mail, e-mail or other communications or correspondence regarding the Acquired Assets to Purchaser.

9.  RISK OF LOSS

Seller assumes all risk of loss of the Acquired Assets until Closing.

10.  NOTICES

Any notices required or permitted under this Agreement will be sent in writing to the following addresses:


Purchaser:                 EMSoftware Solutions, Inc.
                           1421 Jefferson Davis Highway, Suite 800
                           Arlington, VA  22202
                           Attn:  Joseph Kelly Brown, CEO

         With a copy to:

                           Williams Mullen
                           8270 Greensboro Drive, 7th Floor
                           McLean, Virginia 22102
                           Attn:  Joseph F. Jackson, Esquire

Sellers:                   Level 8 Systems, Inc.
                           8000 Regency Parkway
                           Cary, North Carolina 27511
                           Attn:  John Broderick, CFO

                           Level 8 Technologies, Inc.
                           8000 Regency Parkway
                           Cary, North Carolina 27511
                           Attn:  John Broderick, CFO
         With a copy to:

                           Powell, Goldstein, Frazer & Murphy LLP
                           191 Peachtree St., N.E., 16th Floor
                           Atlanta, Georgia 30303
                           Attn:  Scott D. Smith, Esquire

Such notices will be deemed given:

     (a) When deposited in the United States mail, postage prepaid, first class, registered or certified, return receipt requested, or

     (b) When delivered to a national overnight courier (e.g., Federal Express or UPS) for next day delivery to a location served by such courier on a next-day delivery basis, billable to the sender's account.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties executed this Asset Purchase Agreement effective as of the date first above written.

                                          SELLERS:

                                          Level 8 Systems, Inc.

                                          By:_________________________________
                                             Authorized Signatory

                                          Level 8 Technologies, Inc.

                                          By:_________________________________
                                             Authorized Signatory

                                          PURCHASER:

                                          EMSoftware Solutions, Inc.

                                          By:_________________________________
                                             Authorized Signatory

                                                                   Exhibit 99.1




                              Level 8 Systems, Inc
                               Unaudited Pro Forma
                       Consolidated Financial Information


The following unaudited pro forma consolidated balance sheet as of September 30, 2002 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2002 effect to the disposition of the Company's Geneva Enterprise Integration Broker and Geneva Business Process Automator software and related assets ("GEI").

The unaudited pro forma consolidated financial statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the existing company, or of the financial position or the results of operations of the existing company that would have actually occurred had the disposition been in effect as of the date or for the periods presented.

These unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with the historical consolidated financial statements and related notes thereto of registrant contained in its 2001 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.









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





                                                                                                               Exhibit 99.1
Level 8 Systems, Inc.
Pro Forma Balance Sheet as of September 30, 2002

                                                              As Reported              Pro Forma
                                                              (Unaudited)              Adjustment                 Adjusted
                                                          --------------          -----------------         ----------------
  ASSETS
 Cash and cash equivalents                                      $295,226                $ 276,199  (b)            $ 571,425
 Asset held for sale                                           1,637,227               (1,637,227) (a)                    -
 Trade accounts receivable, net                                  256,149                                            256,149
 Receivable from related party                                   303,305                                            303,305
 Notes receivable                                                511,342                  867,434  (b)            1,378,776
 Prepaid expenses                                                799,629                                            799,629
 Bank note guarantee                                              96,875                                             96,875
 Other current assets                                            647,812                                            647,812
                                                            --------------          -----------------         ----------------
 Total current assets                                          4,547,566                 (493,594)                4,053,972

 Property and equipment, net                                     458,745                                            458,745
 Software product technology, net                              8,770,670                                          8,770,670
 Notes receivable, long term                                           -                  493,594  (b)              493,594
 Other assets                                                    264,955                        -                   264,955
                                                            --------------          -----------------         ----------------
 Total assets                                                $14,041,935                        -               $14,041,935
                                                            ==============          =================         ================
 LIABILITIES & STOCKHOLDERS' EQUITY
 Short term debt                                                $191,000                                          $ 191,000
 Accounts payable                                              3,297,707                                          3,297,707
 Accrued expenses:
     Salaries, wages, and related items                          721,395                                            721,395
     Accrued restructuring                                       965,039                                            965,039
     Merger related                                                1,778                                              1,778
     Other                                                     2,741,969                                          2,741,969
Liabilities held for sale                                      1,351,155               (1,351,155) (a)                    -
Deferred revenue                                                 204,386                        -                   204,386
Total current liabilities                                      9,474,429               (1,351,155)                8,123,274
                                                            ==============          =================         ================

Long-Term debt, net of current maturities                      2,512,000                                          2,512,000
Warranty liability                                               328,141                                            328,141
Stockholders' equity
 Common stock                                                     19,007                                             19,007
 Preferred stock - Series A1                                          12                                                 12
 Preferred stock - Series B1                                          30                                                 30
 Preferred stock - Series C                                            2                                                  2
 Additional paid-in capital                                  202,496,000                                        202,496,000
 Accumulated other comprehensive loss                           (980,286)                                          (980,286)
 Accumulated deficit                                        (199,807,398)               1,351,155  (c)         (198,456,243)
 Stockholders equity                                           1,727,366                1,351,155                 3,078,521
 Total liabilities and stockholders' equity                  $14,041,935                        -               $14,041,935
                                                   =======================           ================         ================

All adjustments are related to the sale of the GEI business unit assuming it occurred September 30, 2002.

             Notes to unaudited Pro Forma Consolidated Balance Sheet
                  For the Nine Months ended September 30, 2002



(a) To remove assets and liabilities of the Company's Geneva Enterprise Integrator and Business Process Automator ("GEI") business unit as if the sale occurred September 30, 2002
(b) To reflect the total proceeds from the sale of GEI, comprised of $276,000 in cash, a short term note in the amount of $744,000 and a five year note in the amount of $617,000
(c) To adjust retained earnings to reflect the gain on the sale of the Company's Geneva Enterprise Integrator and Business Proccess Automator software and related assets.
(d) The Geneva assets had been identified as assets held for sale in the September 30, 2002 Form 10-Q. The accompanying pro forma Balance Sheet as of December 31, 2001 reflects the results of operations had the assets been identified for sale at that time


Level 8 Systems, Inc.
Pro Forma Statement of Operations for the Nine months ended September 30, 2002 and the Year Ended December 31, 2001

                                              Nine-Months Ended September 30, 2002     Twelve-Months Ended December 31, 2001

                                              Historical     Less                      Historical      Less
                                               Level 8      GEI (d)      Pro Forma      Level 8       GEI (d)      Pro Forma

Revenue :
    Software                                      $440           $0          $440         $2,367          $709       $1,658
    Maintenance                                    511            -           511         11,328         2,065        9,263
    Services                                       949            -           949          8,964         2,970        5,994
                                              ---------    ---------     ---------     ----------     ---------    ---------
          Total operating revenue                1,900            -         1,900         22,659         5,744       16,915


Cost of revenue :
    Cost of software                             6,797            -         6,797         16,652         1,852       14,800
    Cost of maintenance                            149            -           149          3,705           456        3,249
    Cost of services                               672            -           672          7,840         2,795        5,045
                                              ---------    ---------     ---------     ----------     ---------    ---------
          Total cost of revenue                  7,618            -         7,618         28,197         5,103       23,094

Gross margin                                    (5,718)           -        (5,718)        (5,538)          641       (6,179)


Operating Expenses :
    Sales and marketing                          2,226            -         2,226         13,485         2,084       11,401
    Research and product development             1,557            -         1,557          7,946            81        7,865
    General and administrative                   2,766            -         2,766         12,446         2,194       10,252
    Amortization of intangible assets                -            -             -         10,212         3,285        6,927
    Impairment of intangible assets                  -            -             -         43,853        35,924        7,929
    (Gain)/Loss on disposal of asset               317            -           317         (6,346)            -       (6,346)
    Restructuring, net                           1,300            -         1,300          8,650           196        8,454
                                              ---------    ---------     ---------     ----------     ---------    ---------
          Total operating expenses               8,166            -         8,166         90,246        43,764       46,482


Loss From Operations                           (13,884)           -       (13,884)       (95,784)      (43,123)     (52,661)

Other income (expense) :
    Interest income                                115            -           115            820             -          820
    Unrealized loss on marketable securities         -            -             -         (4,346)            -       (4,346)
    Interest expense                              (431)           -          (431)        (3,845)            -       (3,845)
    Change in fair value of warrant liability    2,657            -         2,657           (885)            -         (885)
    Other expense                                 (182)           -          (182)          (594)            -         (594)
                                              ---------    ---------     ---------     ----------     ---------    ---------
Loss before provision for income taxes         (11,725)           -       (11,725)      (104,634)      (43,123)     (61,511)


    Income tax provision                          (123)           -          (123)           501             -          501
                                              ---------    ---------     ---------     ----------     ---------    ---------

Net loss from continuing operations           ($11,602)                  ($11,602)     ($105,135)     ($43,123)    ($62,012)
                                              =========                  =========     ==========     =========    =========


Loss per share from continuing operations       ($0.64)                    ($0.64)        ($6.65)                    ($3.95)
                                              =========                  =========     ==========                  =========

Weighted average common shares outstanding      18,819                     18,819         15,958                     15,958
                                              =========                  =========     ==========                  =========



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